As filed with the Securities and Exchange Commission on January 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TetraLogic Pharmaceuticals Corporation

(Exact name of registrant as specified in charter)

Delaware	42-1604756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

343 Phoenixville Pike

Malvern, PA 19355

(610) 889-9900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

J. Kevin Buchi

President and Chief Executive Officer

TetraLogic Pharmaceuticals Corporation

343 Phoenixville Pike

Malvern, PA 19355

(610) 889-9900

(Name, address, including zip code, and telephone number including area code, of agent for service)

Copy to:

Steven J. Abrams, Esq.

Pepper Hamilton LLP

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

Tel: (215) 981-4241

Fax: (866) 422-3671

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share	(1)	(2)	(2)
Preferred Stock, par value $0.0001 per share	(1)	(2)	(2)
Debt Securities	(1)	(2)	(2)
Warrants	(1)	(2)	(2)
Units	(1)	(2)	(2)
Subscription Rights	(1)	(2)	(2)
Total			$150,000,000	$17,430(3)

(1)         There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, such indeterminate number of units and such indeterminate number of subscription rights as shall have an aggregate initial offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $150,000,000, less the aggregate dollar amount of all securities previously issued hereunder.  Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder.  The securities registered hereunder also include such indeterminate number of securities of each identified class of securities, which may be offered from time to time in unspecified numbers and at indeterminate prices, and as may be issued upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including under any applicable anti-dilution provisions of any of such securities.  In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder includes such indeterminate number of securities of each identified class of securities as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)         The proposed maximum offering price per unit of each class of security registered hereunder will be determined from time to time in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D.  of Form S-3, as amended.

(3)         Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 2, 2015

PROSPECTUS

TetraLogic Pharmaceuticals Corporation

$150,000,000

Common Stock, Preferred Stock,

Debt Securities, Warrants, Units And Subscription Rights

This prospectus covers our offer and sale from time to time of any combination of common stock, preferred stock, debt securities, warrants, units or subscription rights described in this prospectus in one or more offerings.  This prospectus provides a general description of the securities we may offer and sell.  Each time we offer and sell securities we will provide specific terms of the securities offered in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  The aggregate offering price of all securities sold by us under this prospectus may not exceed $150,000,000.

The securities may be offered and sold by us from time to time at fixed prices, at market prices or at negotiated prices, and may be offered and sold to or through one or more underwriters, dealers or agents or directly to purchasers on a continuous or delayed basis.  See “Plan of Distribution” in this prospectus and in the applicable prospectus supplement.

Our common stock is currently listed on NASDAQ under the symbol “TLOG”.  On December 31, 2014, the last reported sale price of our common stock on NASDAQ was $4.82 per share.

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized any other person to provide you with different information.

Investing in these securities involves risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus. We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                          , 2015.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus.  You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement.  This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.  “TetraLogic,” “Company,” “we,” “us” and “our” refer to TetraLogic Pharmaceuticals Corporation and its consolidated subsidiaries.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”).  This prospectus covers the primary offering by us of up to an aggregate of $150,000,000 of securities.  We may offer and sell any combination of the securities described in this prospectus in one or more offerings.  This prospectus provides you with a general description of the securities we may offer and sell.  Each time we offer and sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part.  You should read the exhibits carefully for provisions that may be important to you.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street NE, Room 1580, Washington, D.C. 20549.  You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330.  You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC at its principal office at 100 F Street NE, Room 1580, Washington, D.C. 20549-1004.  The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.  Our SEC filings are accessible through the Internet at that website.  Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with the SEC, at our website at www.tlog.com.  The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the documents listed below:

•                  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 that we filed with the SEC on March 19, 2014;

•                  Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 that we filed with the SEC on May 8, 2014, our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014 that we filed with the SEC on August 5, 2014 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014 that we filed with the SEC on  November 5, 2014;

•                  Our Current Reports on Form 8-K filed with the SEC on January 8, 2014, January 31, 2014, April 11, 2014, April 14, 2014, May 19, 2014, June 5, 2014, June 18, 2014 (Film Number 14926623), June 23, 2014, and November 10, 2014;

•                  The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on the Form S-1, which description is incorporated by reference into the Form 8-A filed with the SEC on November 18, 2013 (Registration No. 001-36208) pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any amendment or report filed for the purpose of further updating such description;

•                  All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement; and

•                  All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities under this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus but not delivered with this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents.  You can request those documents from Pete A. Meyers, Chief Financial Officer and Treasurer at 343 Phoenixville Pike, Malvern, Pennsylvania 19355, telephone (610) 889-9900.

The most recent information that we file with the SEC automatically updates and supersedes older information.  The information contained in any such filing will be deemed to be a part of this prospectus, commencing on the date on which the filing is made.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements.  All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements.  In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements.

These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management.  Our management believes that these forward-looking statements are reasonable as and when made.  However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made.  We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections.  Before making an investment decision, you should carefully consider these risks as well as any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.  You should read this prospectus and the documents that we have filed as exhibits to the registration statement of which this prospectus forms a part in their entireties.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict, and that involve uncertainties that may materially affect actual operating results, cash flows and financial condition.  Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, each of which is incorporated by reference into this prospectus, and you should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement.

TETRALOGIC PHARMACEUTICALS CORPORATION

Overview

We are a clinical-stage biopharmaceutical company focused on discovering and developing novel small molecule therapeutics in oncology and infectious diseases.  We currently have two clinical-stage product candidates in development: birinapant and suberohydroxamic acid 4-methoxycarbonyl phenyl ester, or SHAPE.

Birinapant is a novel small molecule therapeutic that mimics Second Mitochondrial Activator of Caspases, or SMAC-mimetic, which leads to apoptosis, or cell-death, in damaged cells.  We have treated over 300 oncology subjects with birinapant, and in non-randomized studies to date, we have seen activity in subjects with (i) higher risk myelodysplastic syndromes, or MDS, where we have observed complete responses in combination with azacitidine (Vidaza®); (ii) end-stage acute myeloid leukemia, where as a single-agent, birinapant caused declines in blast counts previously relapsed or refractory to standard therapy; (iii) ovarian cancer, where in combination with conatumumab, we have observed disease stabilization and a partial response in women who previously relapsed or were refractory to standard therapy; and (iv) colorectal cancer where, in combination with irinotecan, we have observed evidence of anti-tumor activity or prolonged disease stabilization in subjects who have progressed after multiple prior therapies, including irinotecan.

Most recently, we have generated pre-clinical data indicating that birinapant induces apoptosis in-vivo in mouse hepatocytes infected with human hepatitis B virus, or HBV.  In a mouse model, we have seen clearance of HBV surface antigen, or HBsAg, and the appearance of antibodies directed against HBsAg, a clinical finding considered equivalent to a functional cure.  We have also seen activity of birinapant in other infectious disease models, including human mononuclear cells infected with human immunodeficiency virus, or HIV, in-vitro, and in-vivo in mouse models of Mycobacterium tuberculosis and Legionella pneumophila.

We are currently conducting the following three clinical programs with birinapant:

•                  In June 2014, we commenced a randomized, double-blind placebo-controlled phase 2 clinical trial of birinapant in combination with azacitidine in subjects with previously untreated, higher risk MDS.  Interim data is expected in 2015.  This clinical trial follows our phase 1b/2a open-label clinical trial of birinapant in combination with azacitidine.

•                  We are continuing enrollment in a phase 1/2 clinical trial of birinapant in combination with conatumumab in third-line ovarian cancer.  In December 2014, this clinical trial proceeded into a phase 2a expansion based upon data in the phase 1 portion of the clinical trial.  Phase 2a clinical trial data is expected in 2015.

•                  We recently initiated a randomized, placebo-controlled, multiple ascending dose phase 1 clinical trial in subjects with chronic HBV currently taking entecavir or tenofovir.  Data is expected in 2015.

We discovered birinapant, and its composition of matter patent in the U.S. extends until at least 2030.  TetraLogic has retained worldwide development and commercialization rights for all indications.

SHAPE, our second clinical-stage product candidate, is a histone deacetylase, or HDAC, inhibitor that we are developing for topical use for the treatment of cutaneous T-cell lymphoma, or CTCL.  HDAC is a validated cancer target, and HDAC inhibitors are a proven class of anti-cancer drugs for CTCL.  SHAPE is a novel therapeutic, designed to maximize HDAC inhibition locally in the skin with limited systemic exposure, and it has characteristics that could allow its topical use over large body surface areas with minimal systemic absorption.  By potentially avoiding toxicities typical of systemically-administered HDAC inhibitors, SHAPE may provide a more favorable safety profile than current HDAC inhibitors delivered orally or intravenously.  SHAPE has been evaluated in a randomized, placebo-controlled dose escalation phase 1 clinical trial in early-stage CTCL.  SHAPE was well-tolerated, and it demonstrated evidence of clinical activity with partial responses observed in certain subjects after 28 days of application.  We have commenced a randomized phase 2 clinical trial of SHAPE in subjects with early-stage CTCL, which will assess clinical activity after six months of application.  Data for this clinical trial is expected in 2015.

SHAPE’s composition of matter patent in the U.S. extends until at least 2028.  In addition, SHAPE has been granted U.S. orphan drug designation for CTCL.  We have acquired worldwide development and commercialization rights to SHAPE for all indications.

You can get more information regarding our business and industry by reading our most recent Annual Report on Form 10-K and the other reports we file with the SEC.  See “Where You Can Find More Information” and “Incorporation of Information by Reference.”

Corporate Information

Our principal executive offices are located at 343 Phoenixville Pike, Malvern, Pennsylvania 19355, and our telephone number is (610) 889-9900.  Our website address is www.tlog.com.  The content contained in, or that can be accessed through, our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we anticipate that the net proceeds from our sale of any securities will be used for general corporate purposes, including working capital, continued development of our product candidate pipeline, acquisitions, retirement of debt and other business opportunities.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

DESCRIPTION OF SECURITIES

We may offer shares of our common stock and preferred stock, various series of debt securities, warrants or units or subscription rights to purchase any of such securities, with a total value of up to $150,000,000, from time to time in one or more offerings under this prospectus at prices and on terms to be determined by market conditions at the time of the offering.  This prospectus provides you with a general description of the securities that we may offer.  In connection with each offering, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered, including, to the extent applicable:

•                  designation or classification;

•                  aggregate offering price;

•                  rates and times of payment of dividends;

•                  redemption, conversion or exchange terms;

•                  conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

•                  restrictive covenants;

•                  voting or other rights; and

•                  important federal income tax considerations.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference.  However, no prospectus supplement will offer a security that is not included in the Registration Statement at the time of its effectiveness or offer a security of a type that is not described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 25,000,000 shares of preferred stock, par value $0.0001 per share.  As of September 30, 2014, 22,307,138 shares of our common stock, and no shares of our preferred stock, were outstanding.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, other than election of directors, which shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election of such director.  In addition, the affirmative vote of the holders of at least 75% of the voting power of all of the then outstanding voting stock will be required to take certain actions, including amending certain provisions of our amended and restated certificate of incorporation, such as the provisions relating to the classified board and director liability, the prohibition on action by written consent of the stockholders in lieu of a meeting of stockholders, amending our bylaws, removing directors without cause or changing the Court of Chancery of the State of Delaware from being the sole and exclusive forum for certain actions brought by our stockholders against us or our directors, officers or employees.

Dividends

Subject to the preferences that may be applicable to any outstanding preferred stock, holders of our common stock shall be entitled to receive ratably any dividends that may be declared by the board of directors out of funds legally available for that purpose.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of our common stock shall be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock.

No Preemptive or Similar Rights

Our common stock shall not be entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Preferred Stock

We may issue any class of preferred stock in any series.  Our board of directors has the authority to establish and designate series, and to fix the number of shares included in each such series and the variations in the relative rights, preferences and limitations as between series, provided that, if the stated dividends and amounts payable on liquidation are not paid in full, the shares of all series of the same class shall share ratably in the payment of dividends including accumulations, if any, in accordance with the sums which would be payable on such shares if all dividends were declared and paid in full, and in any distribution of assets other than by way of dividends in accordance with the sums which would be payable on such distribution if all sums payable were discharged in full. Shares of each series when issued shall be designated to distinguish the shares of each series from shares of all other series.  Our board of directors also can increase or decrease the number of shares of any series, but not below the number of shares of that series then outstanding.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of common stock.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of our debt securities.  When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus.  The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement.  The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

We may offer under this prospectus up to $150,000,000 aggregate principal amount of secured or unsecured debt securities, or if debt securities are issued at a discount, or in a foreign currency or composite currency, such principal amount as may be sold for a public offering price of up to $150,000,000.  The debt securities may be either senior debt securities, senior subordinated debt securities or subordinated debt securities.  The debt securities offered hereby will be issued under an indenture between us and a trustee.  A form of indenture, which will be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended, is filed as an exhibit to the registration statement.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate or by an indenture.  The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We can issue debt securities that may be in one or more series with the same or various maturities, at par, at a premium or at a discount.  We will set forth in a prospectus supplement, including any pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount and the following terms of the debt securities:

•                  the title of the debt securities;

•                  the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

•                  any limit on the aggregate principal amount of the debt securities;

•                  the date or dates on which we will pay the principal on the debt securities;

•                  the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•                  the place or places where the principal of, and premium and interest on, the debt securities will be payable;

•                  the terms and conditions upon which we may redeem the debt securities;

•                  any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities;

•                  the dates on which and the price or prices at which we will repurchase the debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•                  the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•                  whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•                  the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•                  the currency of denomination of the debt securities;

•                  the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

•                  if payments of principal of, and premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•                  the manner in which the amounts of payment of principal of, and premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•                  any provisions relating to any security provided for the debt securities;

•                  any addition to or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•                  any addition to or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•                  any other terms of the debt securities, which may modify or delete any provision of the indenture as it applies to that series; and

•                  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable and/or convertible into other securities.  The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement.  Such terms may include provisions for conversion, either mandatory, at the option of the holder or at our option, in which case the number of securities to be received by the holders of debt securities would be calculated as of a time and in the manner stated in the prospectus supplement.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.  We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture.  No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, and premium and interest on, certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement.  We may issue book-entry debt securities in either temporary or permanent form.  We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, common stock, preferred stock or other securities or any combination of the foregoing.  We may issue warrants independently or together with other securities.  Warrants sold with other securities may be attached to or separate from the other securities.  We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

The prospectus supplement relating to any warrants that we may offer will include specific terms relating to the offering.  We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.  The prospectus supplement will include some or all of the following terms:

•                  the title of the warrants;

•                  the aggregate number of warrants offered;

•                  the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

•                  the exercise price of the warrants;

•                  the dates or periods during which the warrants are exercisable;

•                  the designation and terms of any securities with which the warrants are issued;

•                  if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•                  if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•                  any minimum or maximum amount of warrants that may be exercised at any one time;

•                  any terms, procedures and limitations relating to the transferability, exchange, exercise, amendment or termination of the warrants; and

•                  any adjustments to the terms of the warrants resulting from the occurrence of certain events or from the entry into or consummation by us of certain transactions.

DESCRIPTION OF UNITS

As specified in any applicable prospectus supplement, we may issue units consisting of one or more warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

DESCRIPTION OF SUBSCRIPTION RIGHTS

As specified in any applicable prospectus supplement, we may issue subscription rights consisting of one or more debt securities, shares of preferred stock, shares of common stock or any combination of such securities.

PLAN OF DISTRIBUTION

We may sell the securities in one or more of the following ways (or in any combination) from time to time:

•                  through underwriters or dealers;

•                  directly to a limited number of purchasers or to a single purchaser; or

•                  through agents.

Each time we offer and sell securities under this prospectus, we will file a prospectus supplement.  The prospectus supplement will state the terms of the offering of the securities, including:

•                  the name or names of any underwriters, dealers or agents;

•                  the purchase price of such securities and the proceeds to be received by TetraLogic, if any;

•                  any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•                  any public offering price;

•                  any discounts or concessions allowed or reallowed or paid to dealers; and

•                  any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•                  negotiated transactions;

•                  at a fixed public offering price or prices, which may be changed;

•                  at market prices prevailing at the time of sale;

•                  at prices related to prevailing market prices; or

•                  at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time and may enter into arrangements for “at-the-market” offerings or similar transactions.  The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them.  Generally, any agent will be acting on a best efforts basis for the period of its appointment. An agent may also choose to purchase securities for its own account, as principal.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from TetraLogic at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

In offering the shares covered by this prospectus, any broker-dealers and any other participating broker-dealers who execute sales, may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales.  Any profits realized by such broker-dealers may be deemed to be underwriting discounts and commissions.

Underwriters and agents may be entitled under agreements entered into with TetraLogic to indemnification by TetraLogic against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.  Underwriters and agents may be customers of, engage in transactions with, or perform services for TetraLogic and its affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NASDAQ Global Market.  Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.  The securities, other than the common stock, may or may not be listed on a national securities exchange.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

EXPERTS

The financial statements of TetraLogic appearing in TetraLogic’s Annual Report (Form 10-K) for the year ended December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference.  Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheets of Shape Pharmaceuticals, Inc. and subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of operations and comprehensive loss, changes in stockholders’ equity (deficiency) and cash flows for each of the years in the three-year period ended December 31, 2013 and for the period from June 11, 2008 (inception) to December 31, 2013 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning Shape Pharmaceuticals, Inc. and subsidiary’s ability to continue as a going concern.  Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Pepper Hamilton LLP will provide us with an opinion as to certain legal matters in connection with the securities being offered hereby.

PART II

Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution

The following table sets forth the expenses (other than underwriting discounts and commissions) to be incurred by us in connection with the registration, issuance and distribution of the securities described in this registration statement being registered hereby.

SEC registration fee		$17,430
Printing expenses	$		*
Legal fees and expenses	$		*
Accounting fees and expenses	$		*
Transfer agent and trustee fees and expenses	$		*
Rating agency fees	$		*
Miscellaneous	$		*

Total	$		*

*Fees depend on number of issuances and amount of securities sold and cannot be estimated at this time.

Item 15.  Indemnification of Directors and Officers

The Registrant is incorporated under the laws of the State of Delaware.  Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal.  A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise.  The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation.  Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.  The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•                  transaction from which the director derives an improper personal benefit;

•                  act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•                  unlawful payment of dividends or redemption of shares; or

•                  breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s amended and restated certificate of incorporation includes such a provision.  Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnification agreements with its directors and executive officers.  These agreements, among other things, require the Registrant to indemnify each director and officer to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy covering its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 16.  Exhibits

A list of exhibits filed herewith is contained in the exhibit index that immediately precedes such exhibits and is incorporated herein by reference.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post -effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)                               Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)                               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)                                 That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)                                 The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof.  If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(8)                                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(9)                                 To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Malvern, Pennsylvania on January 2, 2015.

TetraLogic Pharmaceuticals Corporation

By:	/s/ J. Kevin Buchi
Name:	J. Kevin Buchi
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of TetraLogic Pharmaceuticals Corporation, a Delaware corporation, or the Corporation, hereby constitute and appoint J. Kevin Buchi and Pete A. Meyers and each of them, the true and lawful agents and attorneys-in-fact of the undersigned with full power and authority in said agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned and in their respective names as an officer/director of the Corporation, any and all amendments (including post-effective amendments) to this registration statement on Form S-3 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act) and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, and with full power of substitution; hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on January 2, 2015.

Name	Title

/s/ J. Kevin Buchi
J. Kevin Buchi	President, Chief Executive Officer (Principal Executive Officer) and Director

/s/ Pete A. Meyers
Pete A. Meyers	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ Andrew Pecora
Andrew Pecora, M.D.	Chairman, Board of Directors

/s/ Douglas E. Onsi
Douglas E. Onsi	Director

/s/ Douglas Reed
Douglas Reed, M.D.	Director

/s/ Paul Schmitt
Paul Schmitt	Director

/s/ Michael Steinmetz
Michael Steinmetz, Ph.D.	Director

/s/ James N. Woody
James N. Woody, M.D., Ph.D.	Director

/s/ Mary Ann Gray
Mary Ann Gray, Ph.D.	Director

/s/ Michael Kishbauch
Michael Kishbauch	Director

EXHIBIT INDEX

1.1*	Form of Underwriting Agreement

4.1

Sixth Amended and Restated Certificate of Incorporation of TetraLogic Pharmaceuticals Corporation, dated December 17, 2013, is incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on December 18, 2013

4.2	Amended and Restated Bylaws of TetraLogic Pharmaceuticals Corporation is incorporated by reference to Exhibit 3.6 to the Company’s Registration Statement on Form S-1/A, filed on December 10, 2013

4.3	Form of Certificate of Common Stock is incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A, filed on December 10, 2013

4.4*	Form of Preferred Stock Certificate

4.5*	Form of any Certificate of Designation setting forth the preferences and rights with respect to any preferred stock issued hereunder

4.6	Form of Indenture

4.7*	Form of Debt Securities

4.8*	Form of Warrant Agreement

4.9*	Form of Warrant

4.10*	Form of Unit Agreement

4.11*	Form of Unit

4.12*	Form of Subscription Rights Agreement

4.13*	Form of Subscription Rights

4.14

Third Amended and Restated Investor Rights Agreement, dated November 18, 2013, by and among TetraLogic Pharmaceuticals Corporation and certain stockholders named therein, is incorporated by reference to Exhibit 10.18 to the Company’s Registration Statement on Form S-1/A, filed on December 10, 2013

5.1	Opinion of Pepper Hamilton LLP

23.1	Consent of Ernst & Young Associates LLP

23.2	Consent of EisnerAmper LLP

23.3	Consent of Pepper Hamilton LLP (included in the opinion filed as Exhibit 5.1)

24.1	Power of attorney (included on the signature page of this registration statement)

25.1	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.